Exhibit 23.1
                        INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in the Registration Statement of 1MAGE Software, Inc. of our report dated February 11, 1997, which appears on page 14 of the 1996 Annual Report to Shareholders of 1MAGE Software, Inc.

/s/ Karsh & Company, P.C.
Karsh & Company, P.C.

Denver, CO
February 11, 1997